                                                             Exhibit Number 23.3




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 22, 1999, (relating to the financial statements of Orion Consulting, Inc., as of December 31, 1998 and 1997 and for the three years ended
December 31, 1998, included in the Current Report on Form (8-K) (No. 000-28840) of IMRglobal Corp.'s and to all reference to our Firm included in this registration statement.

Cleveland, Ohio
September 1, 1999





                                          /s/  Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP